EX-20.6




TREATS CANADA CORPORATION



October 21, 1999

                                                           Via Fax


Mr. Erhard Sommer, President
EMC Group, Inc.
346 Tanager Court
Lakeland, Florida, U.S.A.
33803-48431




Dear Erhard


RE: National Marketing Licence between Treats Canada Corporation ("TCC') and EMC Group Inc. ("EMC")

This letter will serve to confirm that notwithstanding the provisions of a Memorandum of Understanding ("Memorandum") dated December 1, 1997 between TCC and EMC in connection with the above-noted National Marketing Licence, the default provision set out in the said Memorandum is hereby waived until December 1, 2001.

                                 Yours truly,
                                 Treats Canada Corporation


                                 /s/  Paul J. Gibson
                                 Paul J. Gibson, President
                                 and Chief Executive Officer








          418 Preston Street. Ottawa, Ontario, Canada K1S 4N2
  Telephone: (613) 563-4073  Fax: (613) 563-1982  Email:info@ttrests.com